UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Pennsylvania Avenue NW, Suite 300 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 3, 2023, ASP Isotopes Inc. (the “Company”) issued a letter to shareholders summarizing, among other things, the Company’s year-to-date progress in 2024 and discussing future goals. A copy of the press release is furnished as Exhibit 99.1 hereto.

In addition, on October 3, 2023, the Company released an updated corporate overview presentation that it plans to use in meetings with investors. A copy of this presentation is furnished as Exhibit 99.2 hereto.

The information in this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of ASP Isotopes Inc. dated October 3, 2023
99.2	Corporate Overview Presentation of ASP Isotopes Inc. dated October 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: October 3, 2023	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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